Sub-Item 77D

The MFS Utilities Fund (the "Fund"), a series of MFS Series Trust VI, added disclosure regarding lower rated ("junk") bonds, emerging markets securities and loans and other direct indebtedness, as described in the prospectus contained in Post-Effective Amendment No. 15 to the Registration Statement (File Nos. 33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on February 28, 2000. Such descriptions are incorporated herein by reference.